UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2013

UQM Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	1-10869	84-0579156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4120 Specialty Place
Longmont, Colorado 80504
(Address of principal executive offices, including zip code)

(303) 682-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of UQM Technologies, Inc. (the "Company") was held on August 7, 2013. At the Annual Meeting, the stockholders of the Company (i) elected the persons listed below to serve as directors of the Company until the 2014 Annual Meeting of Stockholders, (ii) ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2014, and (iii) approved on an advisory basis the compensation for our named executive officers.

The Company had 37,028,364 shares of Common Stock outstanding as of June 11, 2013, the record date for the Annual Meeting. At the Annual Meeting, holders of a total of 31,622,143 shares of Common Stock were present in person or represented by proxy. The following sets forth information regarding the results of the voting at the Annual Meeting:

Proposal 1 The stockholders elected each of the six nominees to the Board of Directors for a one-year term. The voting results were as follows:

Name	Shares Voted "For"	Shares Withheld	Broker Non-Votes
William G. Rankin	5,804,775	3,530,446	22,286,922
Eric Ridenour	9,018,060	317,161	22,286,922
Stephen J. Roy	8,561,404	773,817	22,286,922
Donald W. Vanlandingham	8,556,562	778,659	22,286,922
Joseph P. Sellinger	8,559,342	775,879	22,286,922
John E. Sztykiel	8,926,116	409,105	22,286,922

Proposal 2 The stockholders ratified the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending March 31, 2014. The voting results were as follows:

Shares Voted "For"	Shares Voted "Against"	Shares Voted "Abstain"
30,955,831	176,520	489,792

Proposal 3 The stockholders approved on an advisory basis the compensation of our named executive officers:

Shares Voted "For"	Shares Voted "Against"	Shares Voted "Abstain"	Broker Non-Votes
6,092,769	3,061,600	180,852	22,286,922

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UQM TECHNOLOGIES, INC.
Dated: August 8, 2013	By:	/s/DAVID I. ROSENTHAL
David I. Rosenthal
Treasurer, Secretary and Chief Financial Officer